EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION


         THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended from time to time (the "GENERAL CORPORATION LAW"), hereby adopts the following Certificate of Incorporation for such corporation:

                                   ARTICLE 1.

         The name of the corporation is Kiwa Bio-Tech Products Group Corporation (the "CORPORATION").

                                   ARTICLE 2.

         The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware 19901, and the name of its initial registered agent at such address is National Registered Agents, Inc.

                                   ARTICLE 3.

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

                                   ARTICLE 4.

         The Corporation is authorized to issue two (2) classes of capital stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK." The total number of shares of capital stock that this Corporation is authorized to issue is One Hundred Twenty Million (120,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, par value $0.001 per share, and Twenty Million (20,000,000) shares shall be Preferred Stock, par value $0.001 per share.

         The shares of Preferred Stock may be issued from time to time in one or more series. Apart from any other provisions in this Certificate of Incorporation authorizing the issuance of shares of Preferred Stock, the Board of Directors of the Corporation is authorized to establish from time to time, by resolution or resolutions, the number of shares to be included in each series and to fix and alter the rights, preferences, privileges, and restrictions granted to and imposed upon any series thereof, and to fix the designation of any such series of Preferred Stock. The Board of Directors of the Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors of the Corporation originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such


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series then  outstanding)  the number of shares of any series  subsequent to the original issue of shares of that series.

         Subject to the provisions of applicable law or of the Bylaws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by applicable law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, with each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in the name of such holder on the books of the Corporation.

                                   ARTICLE 5.

         The Corporation will have perpetual existence.

                                   ARTICLE 6.

         The preemptive right of any stockholder of the Corporation to acquire additional or unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation is hereby denied; provided, however, that nothing herein precludes the Corporation from granting preemptive rights by contract or agreement to any person, corporation, or other entity.

                                   ARTICLE 7.

         Elections of directors need not be by written ballot unless a duly adopted Bylaw of the Corporation shall so provide.

                                   ARTICLE 8.

         To the fullest extent permitted by the General Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director. If the General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended from time to time.

                                   ARTICLE 9.

         The Corporation shall indemnify to the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended, any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person, or his or her testator or intestate, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation,


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partnership,  joint venture, trust, employee benefit plan or enterprise. Nothing contained herein shall affect any rights to indemnification to which any person may be entitled by law.

         No amendment or repeal of this Article 9 shall adversely effect any right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

         In furtherance and not in limitation of the powers conferred by statute:

                  (i) this Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify against such liability under the provisions of law; and

                  (ii) this Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                                  ARTICLE 10.

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the Bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any Bylaw whether adopted by them or otherwise.

                                  ARTICLE 11.

The name and mailing address of the incorporator of the Corporation is as follows:

         Name                           Address

         Louis Wharton                  15821 Ventura Boulevard, Suite 525
                                        Encino, California 91436



         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 21st day of July, 2004.

                                        /S/ LOUIS WHARTON
                                        -----------------------------------
                                        Louis Wharton, Incorporator


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